UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 13, 2019

ESCO TECHNOLOGIES INC.

 (Exact Name of Registrant as Specified in Charter)

Missouri	1-10596	43-1554045
(State or Other	(Commission	(I.R.S. Employer
Jurisdiction of Incorporation)	File Number)	Identification No.)

9900A Clayton Road, St. Louis, Missouri	63124-1186
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 314-213-7200

Securities registered pursuant to section 12(b) of the Act:

Name of each exchange
Title of each class	Trading Symbol(s)	on which registered
Common Stock, par value $0.01 per share	ESE	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐   Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.113d-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition

Today, November 19, 2019, ESCO Technologies Inc. (the Registrant, or the “Company”) is issuing a press release (furnished as Exhibit 99.1 to this report) announcing its financial and operating results for the fourth quarter and fiscal year ended September 30, 2019. See Item 7.01, Regulation FD Disclosure, below.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Election of New Director and Reclassification of Directors

On November 13, 2019 the Company’s Board of Directors, by unanimous written consent pursuant to Section 3.1 of its Bylaws, increased the authorized size of the Board of Directors from eight to nine members and elected Gloria L. Valdez, age 57, as a director to fill the vacancy thereby created.

Ms. Valdez retired in April 2018 after 32 years of civilian service with the Department of the Navy and the Department of Homeland Security. Prior to her retirement, she served as the Deputy Assistant Secretary of the Navy within the Office of the Assistant Secretary of the Navy (ASN) for Research, Development and Acquisition. In this capacity, she was responsible for executive oversight of all naval shipbuilding programs, major ship conversions, and the maintenance, modernization and disposal of in-service ships. She previously served as the Executive Director for the Program Executive Office for submarines, responsible for civilian management, and design, acquisition and construction for submarine platform and undersea systems, and as the Director of the Investment and Development division within the Office of ASN for Financial Management and Comptroller.

Ms. Valdez holds a Master of Science degree in Management from Florida Institute of Technology as well as a Bachelor of Science degree in Mechanical Engineering from the University of New Mexico. She has received the Department of the Navy’s Distinguished, Superior and Meritorious Civilian Service Awards, and in 2014 she was awarded the Pioneer award from Great Minds in STEM.

Ms Valdez was selected to serve the Company on the basis of her extensive strategic and operational experience in the defense markets as well as her management and financial experience, which will allow her to assist the board in guiding strategy at the highest level.

Ms. Valdez will receive compensation for her service on the Board of Directors and its Committees pursuant to the Company’s Compensation Plan for Non-Employee Directors, as amended (the “Directors Compensation Plan”), on the same basis as the Company’s other directors; provided that as compensation for her service during the remainder of calendar 2019 she will receive compensation prorated at 25% of a full year’s compensation, consisting of cash fees of $12,500, plus an award of shares of Company common stock valued at $45,000 on the issue date, Under the Directors Compensation Plan, Ms. Valdez has 30 days from the date of her election to elect whether or not to receive the common stock award, or both the cash fees and common stock award, or neither of them, in common stock equivalents priced at the closing price of the common stock on the issue/payment date and issuable at the termination of the director’s service in stock and/or cash, all on the terms and conditions provided in the Directors Compensation Plan.

Ms. Valdez was designated as a Class II Director, to serve for a term ending at the 2022 annual meeting of shareholders. She will also serve on the Nominating and Corporate Governance Committee of the Board of Directors. In order to retain equality of size among the three director classes as nearly as practicable, as required by the Company’s Bylaws, director Victor L. Richey, previously a Class II director, agreed to be reclassified as a Class I Director to serve for a shortened term ending at the 2021 annual meeting of shareholders.

Compensation of Executive Officers

On November 14, 2019, the Human Resources and Compensation Committee (the “Committee”) of the Company’s Board of Directors approved the following base salaries and target cash incentive compensation opportunities for its executive officers for the Company’s 2020 fiscal year ending September 30, 2020. The Committee determined that increases in total cash compensation of 4.5%, 4.2% and 4.2% were warranted for Mr. Richey, Mr. Muenster and Ms. Barclay, respectively, and (as it had done for fiscal 2019) it provided each of the executive officers with the discretion to allocate their increase prospectively between their base salaries and their cash incentive targets. Mr. Richey and Ms. Barclay elected to allocate the entire dollar amount of their increases to their cash incentive targets, and Mr. Muenster elected to allocate his increase between his base salary and his cash incentive target, resulting in fiscal 2020 base salaries of $824,500, $600,000 and $350,600 and cash incentive targets of $927,965, $480,000 and $241,400 for Mr. Richey, Mr. Muenster and Ms. Barclay, respectively.

For fiscal 2020 the Committee allocated 100% of the executive officers’ cash incentive compensation opportunity to the Company’s Performance Compensation Plan (“PCP”). The Committee also approved the fiscal 2020 performance criteria for determining the percentage of such target incentive compensation opportunity that will actually be earned by the executive officers, depending on actual fiscal 2020 results compared to the criteria. The Committee established two performance criteria for fiscal 2020:

•	Earnings per share adjusted for certain defined non-recurring gains and charges (“Adjusted EPS”), weighted at 70% of the total target opportunity; and

•	Cash generated from operations at the subsidiary level, including corporate cash activity related to debt and interest payments, tax payments, pension contributions and corporate general administrative expenses, and excluding corporate cash activity related to acquisitions, dividends and share repurchases (“Cash Flow”), weighted at 30% of the total target opportunity.

The actual cash incentive compensation payable under the PCP for fiscal 2020 will range from 0.2 to 2.0 times the target opportunity for both Adjusted EPS and Cash Flow, depending on actual 2020 performance, based on a separate matrix for each of the measures.

On February 4, 2019 the Compensation and Human Resources Committee of the Company’s Board of Directors had prospectively amended and restated the PCP effective beginning with the November 2019 awards described above (and other awards granted concurrently therewith). The last previous amendment to the PCP was on November 9, 2017. The 2019 amendments did not increase the amounts or change the forms of compensation which may be paid to the eligible officers or managers; the principal changes were (i) to update the references in the PCP to refer to the Company’s 2018 Omnibus Incentive Plan, (ii) to delete references to now-repealed Section 162(m) of the Internal Revenue Code and the qualification of awards thereunder, and (iii) to clarify the events constituting “Misconduct” for which a recipient’s awards may be cancelled and other penalties imposed. A copy of the PCP as restated to incorporate the amendments is attached to this report as Exhibit 10.1, and a copy of the restated PCP marked to indicate the substantive changes since November 2017 is attached as Exhibit 10.2.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On November 14, 2019, the Company’s Board of Directors amended Section 2.1 of the Company’s Bylaws to expand the time period within which the Company is required to hold its annual meeting of shareholders, in order to give the Board more flexibility in scheduling the annual meeting and the associated meetings of the Board and its committees in order to accommodate the schedules of the various directors. Prior to the amendment, Section 2.1 required the annual meeting to take place on a business day “during the first two weeks in February” of each year; as amended, Section 2.1 requires the annual meeting to take place on a business day “not later than February 15” of each year. A complete copy of the Company’s Bylaws as so amended is filed herewith as Exhibit 3.1.

Item 7.01	Regulation FD Disclosure

Today, November 19, 2019, the Company is issuing a press release (attached as Exhibit 99.1) announcing its financial and operating results for the fourth quarter and fiscal year ended September 30, 2019. The Company will conduct a related Webcast conference call today at 4:00 p.m. Central Time. The press release will be posted on the Company’s web site located at http://www.escotechnologies.com. It can be viewed through the “Investor News” page of the web site under the “Investor Center” tab, although the Company reserves the right to discontinue that availability at any time.

Item 9.01	Financial Statements and Exhibits

(d)       Exhibits

Exhibit No.	Description of Exhibit
3.1	Bylaws, as amended November 14, 2019
10.1	Amended and Restated Performance Compensation Plan
10.2	Amended and Restated Performance Compensation Plan, marked to indicate changes
99.1	Press Release issued November 19, 2019
104	Cover Page Inline Interactive Data File

Other Matters

The information in this report furnished pursuant to Item 2.02 and Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 as amended (“Exchange Act”) or otherwise subject to the liabilities of that section, unless the Company incorporates it by reference into a filing under the Securities Act of 1933 as amended or the Exchange Act.

References to the Company’s web site address are included in this Form 8-K and the press release only as inactive textual references, and the Company does not intend them to be active links to its web site. Information contained on the Company’s web site does not constitute part of this Form 8-K or the press release.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 19, 2019

ESCO TECHNOLOGIES INC.

By:	/s/Gary E. Muenster
Gary E. Muenster
Executive Vice President and Chief Financial Officer